As filed with the Securities and Exchange Commission on June 5, 2007 Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             FOX CHASE BANCORP, INC.
             (exact name of registrant as specified in its charter)

       UNITED STATES                                 33-114559
       -------------                     -----------------------------------
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)


                              4390 DAVISVILLE ROAD
                           HATBORO, PENNSYLVANIA 19040
                                 (215) 682-7400
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

               FOX CHASE BANCORP, INC. 2007 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                            ------------------------

                                                   COPIES TO:
THOMAS M. PETRO                                    GARY R. BRONSTEIN, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER              SCOTT A. BROWN, ESQUIRE
FOX CHASE BANCORP, INC.                            MULDOON MURPHY & AGUGGIA LLP
4390 DAVISVILLE ROAD                               5101 WISCONSIN AVENUE, N.W.
HATBORO, PENNSYLVANIA  19040                       WASHINGTON, D.C. 20016
(215) 682-7400                                     (202) 362-0840


           (Name, address, including zip code, and telephone number, including area code, of agent for service)

=================================================================================================================

 Title of                                       Proposed Maximum        Proposed Maximum
Securities to be          Amount               Offering Price Per      Aggregate Offering         Amount of
    Registered        to be Registered (1)           Share                  Price              Registration Fee
-----------------------------------------------------------------------------------------------------------------
  Common Stock
 $0.01 par value       1,007,030 (2)              $ 13.79(3)              $13,886,944              $427
=================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Fox Chase Bancorp, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of Fox Chase Bancorp, Inc. common stock under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. The average of the high and low price of the Common Stock as reported on June 1, 2007 in accordance with 17 C.F.R. ss.230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

FOX CHASE BANCORP, INC.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The document containing the information for the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Said document need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Said document and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Fox Chase Bancorp, Inc. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which includes the consolidated statements of condition as of December 31, 2006 and 2005 and the related consolidated statements of operation, changes in stockholders' equity and cash flows for the Registrant and its wholly-owned subsidiary for each of the years in the three-year period ending December 31, 2006, filed with the SEC on March 29, 2007 (File No. 001-32971).

         (b) The Corporation's Quarterly Report on Form 10-Q for the calendar quarter ending March 31, 2007, filed with the SEC on May 14, 2007 (File No. 001-32971).

         (c) The description of the Registrant's common stock contained in the Registrant's Form 8-A 12B (File No. 001-32971), as filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on August 3, 2006.

         (d) All documents filed by the Registrant, pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold (in each case other than those portions furnished under Items 2.02. 7.01 and 9.01 of Form 8-K).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(b) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Muldoon Murphy & Aguggia LLP. Gary R. Bronstein is a partner with Muldoon Murphy & Aguggia LLP and is the beneficial owner of 7,550 shares of Fox Chase Bancorp, Inc. common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Fox Chase Bancorp, Inc. (the "Subsidiary Holding Company") shall indemnify its directors, officers and employees in accordance with the following provision from its Bylaws:

                                   ARTICLE XII
                                 INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         5        Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued.
         10.1     Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan(1)
         10.2     Form of Restricted Stock Award Agreement
         10.3     Form of Incentive Stock Option Award Agreement
         10.4     Form of Non-Statutory Stock Option Award Agreement
         23.1     Consent of Muldoon Murphy & Aguggia LLP
                  (contained in the Opinion included as Exhibit 5)
         23.2     Consent of Beard Miller Company LLP
         23.3     Consent of KPMG LLP
         24       Power of Attorney (contained on the signature pages).
-----------------------------
(1) Incorporated herein by reference to Appendix A in the definitive proxy statement filed with the SEC on April 5, 2007 (File No. 001-32971).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Fox Chase Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hatboro, Commonwealth of Pennsylvania on June 5, 2007.

                                FOX CHASE BANCORP, INC.


                                By: /s/ Thomas M. Petro
                                    -------------------------------------------
                                    Thomas M. Petro
                                    President and Chief Executive Officer
                                    (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas M. Petro and Jerry D. Holbrook, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



       Name                              Title                                      Date
       ----                              -----                                      ----

/s/ Thomas M. Petro                   President and                             June 5, 2007
---------------------------           Chief Executive Officer
Thomas M. Petro                       (principal executive officer)



/s/ Jerry D. Holbrook                 Chief Financial Officer and               June 5, 2007
---------------------------           Secretary
Jerry D. Holbrook                     (principal financial and
                                      accounting officer)




/s/ Roger H. Ballou                   Director                                  June 5, 2007
---------------------------
Roger H. Ballou



/s/ Richard E. Bauer                  Director                                  June 5, 2007
---------------------------
Richard E. Bauer



/s/ Todd S. Benning                   Director                                  June 5, 2007
---------------------------
Todd S. Benning



/s/ Richard M. Eisenstaedt            Director                                  June 5, 2007
---------------------------
Richard M. Eisenstaedt



/s/ Anthony A. Nichols, Sr.           Director                                  June 5, 2007
---------------------------
Anthony A. Nichols, Sr.



/s/ Peter A. Sears                    Director                                  June 5, 2007
---------------------------
Peter A. Sears




                                  EXHIBIT INDEX


                                                                                                                 Sequentially
                                                                                                                   Numbered
                                                                                                                     Page
Exhibit No.                   Description                                Method of Filing                           Location
------------     --------------------------------------------------       --------------------------------       --------------
    5            Opinion of Muldoon Murphy & Aguggia LLP                  Filed herewith.

   10.1          Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan       Incorporated herein by reference.

   10.2          Form of Restricted Stock Award Agreement                 Filed herewith.

   10.3          Form of Incentive Stock Option Award Agreement           Filed herewith.

   10.4          Form of Non-Statutory Stock Option Award Agreement       Filed herewith.

   23.1          Consent of Muldoon Murphy & Aguggia LLP                  Contained in the Opinion
                                                                          included as Exhibit 5.0.

   23.2          Consent of Beard Miller Company, LLP                     Filed herewith.

   23.2          Consent of KPMG LLP                                      Filed herewith.

   24            Power of Attorney                                        Located on the signature page.